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                                   EXHIBIT 22

                   Subsidiaries of PAR Technology Corporation






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           Name                            State of Incorporation
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
ParTech, Inc. .........................          New York

PAR Government Systems Corporation.....          New York

Rome Research Corporation .............          New York

PAR Vision Systems Corporation ........          New York

Ausable Solutions, Inc. ...............          Delaware


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